                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                              EXCHANGE ACT OF 1934



Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                             CACTUS NEW MEDIA I, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            CACTUS NEW MEDIA I, INC.
                                 437 41ST STREET
                           MIAMI BEACH, FLORIDA 33140


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                           TO BE HELD ON JULY 13, 2001



TO THE STOCKHOLDERS OF CACTUS NEW MEDIA I, INC.


PLEASE TAKE NOTICE that a Special Meeting of Stockholders of Cactus New Media I, Inc., a Delaware corporation (the "Company"), will be held at 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on July 13, 2001 at 8:00 A.M., Local Time. The purpose of the Special Meeting is to authorize our Board of Directors to file an Amendment to our Certificate of Incorporation for the purpose of (1) increasing the authorized shares of Common Stock of the Company to 200,000,000 shares, and (2) effecting a 1-for-15 Forward Stock Split of the Company's outstanding Common Stock.



                 The Proxy Statement dated July 3 is attached.


         Our Board of Directors has fixed the close of business on June 22, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          RS Schmitt, President

Miami Beach, Florida

July 3, 2001



         THIS IS AN IMPORTANT MEETING, AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. PROMPTNESS IN RETURNING THE EXECUTED PROXY CARD WILL BE APPRECIATED. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                            CACTUS NEW MEDIA I, INC.
                                 437 41ST STREET
                           MIAMI BEACH, FLORIDA 33140


                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS


         This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Cactus New Media I, Inc., a Delaware corporation ("Us" or "We"), of proxies for use at a Special Meeting of Stockholders ("Special Meeting") to be held at 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on July 13, 2001 at 8:00 A.M., Local Time. We will pay the cost of this solicitation. Our directors, officers and employees may solicit proxies by telephone, telegraph or personal interview. The date of mailing of this Proxy Statement and form of Proxy is approximately July 3, 2001.


                       OUTSTANDING STOCK AND VOTING RIGHTS


         In accordance with our By-Laws, our Board of Directors has fixed the close of business on June 22, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record on that date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders at any time before it is voted. Unless authority is withheld in writing, proxies which are properly executed will be voted for the proposals thereon. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. The approval of the Amendment (the "Amendment") to our Certificate of Incorporation to increase our authorized shares of Common Stock to 200,000,000 shares and effect a 1-for-15 Forward Stock Split of our outstanding Common
Stock will require the affirmative vote of a majority of the outstanding shares of our Common Stock.


         As of June 22, 2001, the record date for determining our stockholders entitled to vote at the Special Meeting, approximately 10,050,000 shares of the Common Stock, $.0001 par value ("Common Stock"), were issued. Each share of Common Stock outstanding entitles the holder to one vote on all matters brought before the Special Meeting.

PURPOSE OF SPECIAL MEETING

AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY TO 200,000,000 SHARES.

         On June 21, 2001, our Board of Directors voted unanimously to authorize and recommend that our shareholders approve a proposal to increase the number of authorized shares of Common Stock to 200,000,000 shares (the "Increase in Authorized Common Stock"). Pursuant to the Increase in Authorized Common Stock it would increase the number of shares of Common Stock remaining available for issuance to 189,950,000 shares.

AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A 1-FOR-15 FORWARD STOCK SPLIT
OF OUR OUTSTANDING COMMON STOCK, DEPENDING UPON A DETERMINATION BY THE BOARD THAT A FORWARD STOCK SPLIT IS IN OUR BEST INTEREST AND THE BEST INTEREST OF OUR STOCKHOLDERS.



         On June 21, 2001, our Board of Directors voted unanimously to authorize and recommend that our shareholders approve a proposal to effect a 1-for-15 forward stock split (the "Forward Stock Split") of our Common Stock that may be effected by our Board depending on market conditions. Pursuant to the Forward Stock Split, each outstanding share of our Common Stock (or such lesser number of as the Board of Directors deems appropriate) on the date of the Forward Stock Split (the "Old Shares") will be automatically converted into fifteen shares of our Common Stock (the "New Shares"). The Forward Stock Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply increase the number of shares of our Common Stock issued and outstanding. Notwithstanding the forward split, our authorized Common Stock will increase to 200,000,000 shares (pursuant to the Increase in Authorized Common Stock) of Common Stock, and our Certificate of Amendment will reflect this amount of authorized Common Stock. The Forward Stock Split, if authorized by the stockholders, will be effected only upon a determination by our Board of Directors to such effect, which in our Board's judgment will result in the greatest marketability and liquidity of our Common Stock, based upon the prevailing market conditions, the likely effect on the market price of our Common Stock and other relevant factors. The Forward Stock Split will become effective upon filing of an Articles of Amendment to our Certificate of Incorporation with the Delaware Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.


PURPOSE AND EFFECT OF THE PROPOSED INCREASE IN AUTHORIZED COMMON STOCK AND FORWARD STOCK SPLIT

         The Board believes the Increase in Authorized Common Stock and Forward Stock Split is desirable because it will assist us in our continuing efforts to identify a business partner. By increasing the number of our authorized and outstanding shares, we believe our attractiveness as an acquisition candidate is enhanced. Management has been advised that the capitalization of our company as presently situated may not be suitable for most potential acquirers. There is no assurance that the Increase in Authorized Common Stock and Forward Stock Split will result in our merging into or being acquired by another company.

         As of the date of this Proxy Statement we have not identified any particular strategic partner or business combination candidate to whom we may issue currently authorized or additionally authorized shares, nor have we entered into any understandings or agreements for such purpose.

         The effect of the Forward Stock Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the market price per New Share of our Common Stock after the Increase in Authorized Common Stock and Forward Stock Split will rise in proportion to the reduction in the number of Old Shares of our Common Stock outstanding resulting from the Forward Stock Split, or that our attractiveness as a merger partner or acquisition vehicle will increase.

         The Forward Stock Split will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Forward Stock Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Forward Stock Split one whole share of our Common Stock instead of the fractional share of our Common Stock.

         The Increase in Authorized Common Stock will have no immediate effect on the rights of existing shareholders. To the extent that the additional shares of Common Stock are issued in the future, they will decrease the existing shareholders' percentage of ownership and depending on the price at which they are issued, could be dilutive to the existing shareholders. Each additional share of Common Stock issued will have the same rights and privileges as each share of Common Stock currently issued.


         Upon the effectiveness of the Forward Stock Split, the number of shares owned by each holder of Common Stock will be increased by the ratio of 1 to 15 shares of Common Stock he or she owned immediately prior to the Forward Stock Split while the number of shares of Common Stock we are authorized to issue will increase to 200,000,000. The per share loss and net book value of our Common Stock will be decreased because there will be greater shares of our Common Stock outstanding.


         Assuming a 1-for-15 Forward Stock Split, the principal effect of the Forward Stock Split will be that (i) the number of shares of Common Stock issued and outstanding will be increased from 10,050,000 shares to approximately 150,750,000 shares, and (ii) all outstanding warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their warrants, fifteen times the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options immediately preceding the Forward Stock Split at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Forward Stock Split.

         Pursuant to the Increase in Authorized Common Stock and Forward Stock Split, the par value of the Common Stock will remain $.0001 per share. As a result, on the effective date of the Forward Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be increased to 15 times its present amount (assuming a 1-for-15 Forward Stock Split), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.

MANNER OF EFFECTING THE INCREASE IN AUTHORIZED COMMON STOCK AND FORWARD STOCK SPLIT AND EXCHANGE STOCK CERTIFICATES

         In the event our stockholders approve the Forward Stock Split and following the determination by our Board of whether or not the Increase in Authorized Common Stock and Forward Stock Split should be effected, the Increase in Authorized Common Stock and Forward Stock Split will be effected by the filing of the Certificate of Amendment with the Secretary of the State of Delaware. The Increase in Authorized Common Stock and Forward Stock Split will become effective on the date of filing the Certificate of Amendment unless we specify otherwise (the "Effective Date"). As soon as practicable after the Effective Date, we will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares into which his Old Shares have been reclassified as a result of the Forward Stock Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of New Shares in the appropriately reduced number.

NO RIGHTS OF APPRAISAL

         Under the Delaware Corporation Law, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed amendment to the Articles to effect the Increase in Authorized Common Stock and Forward Stock Split, and we will not independently provide our stockholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

         We believe that the federal income tax consequences of the Increase in Authorized Common Stock and Forward Stock Split to holders of Old Shares and holders of New Shares will be as follows:

         1. Except as set forth in 5 below, no gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

2. Except as set forth in 5 below, the aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefor.

         3. Except as set forth in 5 below, the holding period of the New Share will include the holding period of the Old Shares if such Old Shares were held as capital assets.

         4. The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

         5. The federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

         Our beliefs regarding, the tax consequence of the Forward Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as bank, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

         The state and local tax consequences of the Forward Stock Split may vary significantly as to each stockholder, depending upon the state in which he resides.

         The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Forward Stock Split.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors will offer the following resolutions at the Special Meeting:


         RESOLVED, that the Board of Directors is empowered in their discretion without further action of the stockholders of the Company, to file an amendment to the Certificate of Incorporation of the Company in the form attached as Exhibit A to increase the authorized shares of Common Stock of the Company to 200,000,000, effect a 1-for-15 forward stock split of the Company's outstanding shares of common stock, par value $.0001, and that the President, Secretary, or other officer designated by the President, and each of them be, and hereby are empowered to take any and all action necessary to effectuate the foregoing.


         Approval of the Increase in Authorized Common Stock Forward Stock Split will require the affirmative vote of a majority of the outstanding shares of our Common Stock.

Our Board of Directors recommends that you vote "FOR" approval of the Increase in Authorized Common Stock and Forward Stock Split.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

         We are not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          RS Schmitt, President

Miami Beach, Florida

July 3, 2001

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

                            CACTUS NEW MEDIA I, INC.


             PROXY -- SPECIAL MEETING OF STOCKHOLDERS - JULY 13, 2001



         The undersigned, revoking all previous proxies, hereby appoint(s) RS Schmitt as Proxy, with full power of substitution, to represent and to vote all Common Stock of Cactus New Media I, Inc. owned by the undersigned at the Special Meeting of Stockholders to be held at 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 at 8:00 A.M. on July 13, 2001, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Special Meeting and Proxy Statement. No business other than matters described below is expected to come before the meting, but should any other matter requiring a vote of stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING.

         To authorize our Board of Directors to file an amendment to our Certificate of Incorporation increasing the Company's shares of authorized Common Stock to 200,000,000.

                  [  ]  FOR         [  ]  AGAINST    [  ]  ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING.


         To authorize our Board of Directors to file an Amendment to our Certificate of Incorporation for the purpose of effecting a 1-for-15 Forward Stock Split of the Company's outstanding Common Stock;


                  [  ]  FOR         [  ]  AGAINST    [  ]  ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

         The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Special Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or other entity, please sign in the corporate name by President or other authorized officer or person. If a partnership, please sign in partnership name by authorized person.


                                    --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Signature If Held Jointly


                                    --------------------------------------------
                                    (Please Print Name)


                                    --------------------------------------------
                                    Number of Shares Subject to Proxy

Dated:  ___________, 2001

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.